CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this registration statement on Form F-4 of our report dated March 18, 2019, with respect to the consolidated financial statements of Cellect Biotechnology Ltd. and its subsidiaries included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Kost Forer Gabbay & Kasierer
Tel Aviv, Israel August 5, 2021	Kost Forer Gabbay & Kasierer A Member Firm of Ernst & Young Global